Exhibit 99.1

Flowserve Corporation Reports First Quarter 2021 Results

  Strong sequential bookings growth with $945 million of bookings, representing an increase of over 16% compared to the prior three-quarter’s average
  Significant operating income improvement with reported and adjusted operating income up 132% and 41%, respectively
  Flowserve 2.0 transformation program continued to drive results, including a 250 basis point improvement in adjusted operating margin despite 4.1% revenue decrease
  GAAP EPS increased over 22% and Adjusted EPS increased over 47%
  Retired approximately $410 million of long-term Euro-denominated debt
  Raised full-year 2021 Revenue and Adjusted EPS guidance, reaffirmed all other metrics

DALLAS--(BUSINESS WIRE)--May 3, 2021--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights (all comparisons to the 2020 first quarter, unless otherwise noted)1

  Reported Earnings Per Share (EPS) of $0.11 and Adjusted EPS2 of $0.28
    Reported EPS includes after-tax adjusted items of $22.6 million, including realignment costs, below-the-line foreign exchange impacts and debt retirement costs
  Total bookings were $945.0 million, down 3.3%, or 6.0% on a constant currency basis and up 14.5% on a sequential basis
    Original equipment bookings were $487.7 million, or 52% of total bookings, up 2.7%, or down 0.1% on a constant currency basis and up 20.5% on a sequential basis
    Aftermarket bookings were $457.3 million, or 48% of total bookings, down 8.9%, or 11.5% on a constant currency basis and up 8.8% on a sequential basis
  Sales were $857.3 million, down 4.1%, or 7.0% on a constant currency basis
    Original equipment sales were $406.9 million, down 9.9%, or 13.1% on a constant currency basis
    Aftermarket sales were $450.4 million, up 1.9%, or down 0.9% on a constant currency basis

  Reported gross and operating margins were 29.3% and 6.5%, respectively
    Adjusted gross and operating margins 3 were 30.4% and 8.1%, respectively
  Backlog at March 31, 2021 was $1.9 billion, up 1.6% versus December 31, 2020

“Flowserve delivered a strong start to 2021, including a 47% increase in adjusted EPS year-over-year while generating 15 percent sequential bookings growth,” said Scott Rowe, Flowserve’s president and chief executive officer. “Our decisive cost actions in 2020, combined with other Flowserve 2.0 transformation activities, were key to our first quarter performance, as adjusted operating income increased over $20 million from last year.”

Rowe concluded, “Our first quarter results support our conviction that Flowserve is strongly positioned to benefit as the global economic recovery continues and as COVID subsides. The investment cycle in our core end markets is appearing to inflect as we see meaningful progress with vaccinations driving increased mobility around the world. We are increasingly confident that our focus on growth, product innovation and initiatives to support our customers’ energy transition and emission reduction efforts will position Flowserve well to return to earnings growth early in 2022, driving value for our shareholders and our customers.”

Revised 2021 Guidance4

Flowserve today revised certain of the full-year metrics of our 2021 target range. Previously announced metrics not shown below are reaffirmed as of today. The revised categories and the new range include:

	Revised Target Range	Prior Target Range
Revenues	Down 3.0% to 5.0%	Down 4% to 7.0%
Adjusted Earnings Per Share	$1.40 - $1.60	$1.30 - $1.55

Consistent with the prior range, Flowserve’s 2021 Adjusted EPS target range excludes expected realignment charges of approximately $25 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items. In a change to our approach for 2021, Flowserve 2.0 transformation-related expenses of approximately 5 cents per share will now be included in both our reported and adjusted EPS.

First Quarter 2021 Results Conference Call

Flowserve will host its conference call with the financial community on Tuesday, May 4th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

1 Prior period comparisons are impacted by certain accounting revisions. Reference Flowserve’s Form 8-K filed on November 5, 2020 and Form 10-Q for the period ending March 31, 2021 for additional details.
2 See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
3 Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.
4 Adjusted 2021 EPS excludes realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes year-end 2020 FX rates and approximately 131 million fully diluted shares.
_ FX impact is calculated by comparing the difference between the actual average FX rates of 2020 and the year-end 2020 spot rates both as applied to our 2021 expectations, divided by the number of shares expected for 2021.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon first-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended March 31,
(Amounts in thousands, except per share data)	2021	2020

Sales	$857,308	$893,513
Cost of sales	(606,408)	(627,054)
Gross profit	250,900	266,459
Selling, general and administrative expense	(198,315)	(245,451)
Net earnings from affiliates	3,518	3,196
Operating income	56,103	24,204
Interest expense	(16,778)	(12,963)
Loss on extinguishment of debt	(7,610)	-
Interest income	602	1,749
Other income (expense), net	(11,364)	38,202
Earnings before income taxes	20,953	51,192
Provision for income taxes	(3,792)	(36,969)
Net earnings, including noncontrolling interests	17,161	14,223
Less: Net earnings attributable to noncontrolling interests	(3,081)	(2,100)
Net earnings attributable to Flowserve Corporation	$14,080	$12,123

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.11	$0.09
Diluted	0.11	0.09

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$857,308	$-		$-		$857,308
Gross profit	250,900	(9,406)		-		260,306
Gross margin	29.3%	-		-		30.4%

Selling, general and administrative expense	(198,315)	(4,296)		-		(194,019)

Operating income	56,103	(13,702)		-		69,805
Operating income as a percentage of sales	6.5%	-		-		8.1%

Interest and other expense, net	(35,150)	-		(17,116)	(3)	(18,034)

Earnings before income taxes	20,953	(13,702)		(17,116)		51,771
Provision for income taxes	(3,792)	3,356	(2)	4,840	(4)	(11,988)
Tax Rate	18.1%	24.5%		28.3%		23.2%

Net earnings attributable to Flowserve Corporation	$14,080	$(10,346)		$(12,276)		$36,702

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.11	$(0.08)		$(0.09)		$0.28
Diluted	0.11	(0.08)		(0.09)		0.28

Basic number of shares used for calculation	130,427	130,427		130,427		130,427
Diluted number of shares used for calculation	131,006	131,006		131,006		131,006

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents below-the-line foreign exchange impacts and $7.6 million of expense as a result of early extinquishment of debt
(4) Includes tax impact of items above and $1.3 million benefit related to legal entity simplification and restructuring

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$893,513	$-		$-		$893,513
Gross profit	266,459	(8,026)		-		274,485
Gross margin	29.8%	-		-		30.7%

Selling, general and administrative expense	(245,451)	(1,278)		(16,083)	(3)	(228,090)

Operating income	24,204	(9,304)		(16,083)		49,591
Operating income as a percentage of sales	2.7%	-		-		5.6%

Interest and other expense, net	26,988	-		40,393	(4)	(13,405)

Earnings before income taxes	51,192	(9,304)		24,310		36,186
Provision for income taxes	(36,969)	962	(2)	(29,035)	(5)	(8,896)
Tax Rate	72.2%	10.3%		119.4%		24.6%

Net earnings (loss) attributable to Flowserve Corporation	$12,123	$(8,342)		$(4,725)		$25,190

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$0.09	$(0.06)		$(0.04)		$0.19
Diluted	0.09	(0.06)		(0.04)		0.19

Basic number of shares used for calculation	130,754	130,754		130,754		130,754
Diluted number of shares used for calculation	131,573	131,573		131,573		131,573

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Includes $5.6 million related to Flowserve 2.0 transformation efforts and $10.4 million related to discrete asset write-downs
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above, $25.4 million related to Italian tax valuation allowance and $2.0 million benefit related to legal entity simplification and restructuring

First Quarter 2021 - Segment Results
(dollars in millions, comparison vs. 2020 first quarter, unaudited)

	FPD	FCD
Bookings	$653.8	$294.0
- vs. prior year	-4.6%	-0.8%
- on constant currency	-7.2%	-3.6%

Sales	$602.6	$255.8
- vs. prior year	-5.2%	-1.4%
- on constant currency	-8.1%	-4.6%

Gross Profit	$182.9	$74.6
- vs. prior year	-6.6%	-0.3%

Gross Margin (% of sales)	30.4%	29.2%
- vs. prior year (in basis points)	(40) bps	40 bps

Operating Income	$53.8	$24.7
- vs. prior year	35.5%	43.6%
- on constant currency	32.4%	40.7%

Operating Margin (% of sales)	8.9%	9.7%
- vs. prior year (in basis points)	270 bps	310 bps

Adjusted Operating Income *	$61.9	$26.5
- vs. prior year	22.3%	3.9%
- on constant currency	20.0%	1.8%

Adj. Oper. Margin (% of sales)*	10.3%	10.4%
- vs. prior year (in basis points)	230 bps	60 bps

Backlog	$1,238.6	$649.3
*Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2021	2020
Bookings	$653.8	$685.1
Sales	602.6	635.7
Gross profit	182.9	195.8
Gross profit margin	30.4%	30.8%
SG&A	132.6	159.2
Segment operating income	53.8	39.7
Segment operating income as a percentage of sales	8.9%	6.2%

FLOW CONTROL DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2021	2020
Bookings	$294.0	$296.3
Sales	255.8	259.4
Gross profit	74.6	74.8
Gross profit margin	29.2%	28.8%
SG&A	49.9	57.7
Segment operating income	24.7	17.2
Segment operating income as a percentage of sales	9.7%	6.6%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
(Amounts in thousands, except par value)	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$659,305	$1,095,274
Accounts receivable, net of allowance for expected credit losses of $73,829 and $75,176, respectively	730,481	753,462
Contract assets, net of allowance for expected credit losses of $3,139 and $3,205	274,187	277,734
Inventories, net	672,123	667,228
Prepaid expenses and other	112,867	110,635
Total current assets	2,448,963	2,904,333
Property, plant and equipment, net of accumulated depreciation of $1,087,994 and $1,093,348, respectively	534,899	556,873
Operating lease right-of-use assets, net	200,306	208,125
Goodwill	1,209,119	1,224,886
Deferred taxes	33,684	30,538
Other intangible assets, net	163,236	168,496
Other assets, net of allowance for expected credit losses of $66,783 and $67,842, respectively	219,431	221,426
Total assets	$4,809,638	$5,314,677

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$386,210	$440,199
Accrued liabilities	453,595	463,222
Contract liabilities	199,538	194,227
Debt due within one year	8,342	8,995
Operating lease liabilities	36,046	34,990
Total current liabilities	1,083,731	1,141,633
Long-term debt due after one year	1,307,579	1,717,911
Operating lease liabilities	168,572	176,246
Retirement obligations and other liabilities	507,970	517,566
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	488,906	502,227
Retained earnings	3,658,158	3,670,543
Treasury shares, at cost – 46,496 and 46,768 shares, respectively	(2,045,937)	(2,059,309)
Deferred compensation obligation	6,114	6,164
Accumulated other comprehensive loss	(616,200)	(609,625)
Total Flowserve Corporation shareholders' equity	1,712,032	1,730,991
Noncontrolling interests	29,754	30,330
Total equity	1,741,786	1,761,321
Total liabilities and equity	$4,809,638	$5,314,677

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Amounts in thousands)	2021	2020

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$17,161	$14,223
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	21,522	20,716
Amortization of intangible and other assets	3,862	3,121
Loss on extinguishment of debt	7,610	-
Stock-based compensation	9,760	14,311
Foreign currency, asset write downs and other non-cash adjustments	24,260	8,304
Change in assets and liabilities:
Accounts receivable, net	9,005	19,137
Inventories, net	(16,988)	(43,226)
Contract assets, net	(2,245)	(14,462)
Prepaid expenses and other assets, net	307	118
Accounts payable	(47,093)	(8,799)
Contract liabilities	9,001	16,649
Accrued liabilities and income taxes payable	187	10,698
Retirement obligations and other	5,248	12,949
Net deferred taxes	(5,219)	(6,236)
Net cash flows provided (used) by operating activities	36,378	47,503
Cash flows – Investing activities:
Capital expenditures	(11,422)	(15,955)
Proceeds from disposal of assets and other	1,934	10,737
Net cash flows provided (used) by investing activities	(9,488)	(5,218)
Cash flows – Financing activities:
Payments on long-term debt	(407,473)	-
Proceeds under other financing arrangements	425	1,694
Payments under other financing arrangements	(1,976)	(3,356)
Repurchases of common shares	(5,081)	(32,112)
Payments related to tax withholding for stock-based compensation	(5,547)	(3,137)
Payments of dividends	(26,465)	(26,023)
Other	(3,806)	(2,547)
Net cash flows provided (used) by financing activities	(449,923)	(65,481)
Effect of exchange rate changes on cash	(12,936)	(25,485)
Net change in cash and cash equivalents	(435,969)	(48,681)
Cash and cash equivalents at beginning of period	1,095,274	670,980
Cash and cash equivalents at end of period	$659,305	$622,299

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate Communications & Public Affairs (972) 443-6644